Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated June 17, 2025, with respect to the consolidated financial statements of Sonoma Pharmaceuticals, Inc. and Subsidiaries as of and for the year ended March 31, 2025, which are incorporated by reference in this Registration Statement on Form S-1 and related Prospectus of Sonoma Pharmaceuticals, Inc. and Subsidiaries.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ Frazier & Deeter, LLC

Nashville, Tennessee

April 17, 2026